Exhibit 21

Subsidiaries of Benefit Street Partners Realty Trust, Inc.

Name	Jurisdiction of Incorporation/Formation
Benefit Street Partners Realty Trust, Inc.	Maryland
Benefit Street Partners Realty Operating Partnership, L.P.	Delaware
Benefit Street Partners Realty Trust TRS, LLC	Delaware
BSPRT CMBS Finance, LLC	Delaware
BSPRT Counterparty, LLC	Delaware
BSPRT Finance Sub-Lender I, LLC	Delaware
BSPRT Finance Sub-Lender II, LLC	Delaware
BSPRT Finance Sub-Lender III, LLC	Delaware
Benefit Street Partners Realty Trust LP, LLC	Delaware
BSPRT High Yield Securities, LLC	Delaware
BSPRT JPM Loan, LLC	Delaware
BSPRT USB Loan, LLC	Delaware
BSPRT BB Loan, LLC	Delaware
BSPRT PWB Loan, LLC	Delaware
BSPRT CS Loan, LLC	Delaware
BSPRT CRE Equity, LLC	Delaware
BSPRT CRE Finance, LLC	Delaware
BSPRT WFB Loan, LLC	Delaware
BSPRT BB Float, LLC	Delaware
BSPRT BB Fixed, LLC	Delaware
BSPRT 2017-FL1 Seller, LLC	Delaware
BSPRT 2017-FL1 Holder, LLC	Delaware
BSPRT 2017-FL1 Issuer, Ltd.	Cayman
BSPRT 2017-FL1 Co-Issuer, LLC	Delaware
BSPRT 2017-FL2 Seller, LLC	Delaware
BSPRT 2017-FL2 Holder, LLC	Delaware
BSPRT 2017-FL2 Issuer, Ltd.	Cayman
BSPRT 2017-FL2 Co-Issuer, LLC	Delaware